Exhibit 10.1

EXECUTION VERSION

FORM OF SECOND AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of April 14, 2015 among AMVAC CHEMICAL CORPORATION, a California corporation (the “Company”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC Netherlands”), AMVAC C.V., a commanditaire vennootschap, organized under the law of the Netherlands (collectively, with AMVAC Netherlands, the “Designated Borrowers”), AMERICAN VANGUARD CORPORATION, a Delaware corporation (“American Vanguard”), GEMCHEM, INC., a California corporation (“GemChem”), 2110 DAVIE CORPORATION, a California corporation (“2110 Davie”), AVD INTERNATIONAL LLC, a Delaware limited liability company (collectively, with the Designated Borrowers, American Vanguard, GemChem and 2110 Davie, the “Guarantors”), the Lenders party hereto, and BANK OF THE WEST, as Agent.

RECITALS

A. Pursuant to a Second Amended and Restated Credit Agreement dated as of June 17, 2013 (as amended by a First Amendment dated as of July 11, 2014, the “Credit Agreement”) among the Company, the Guarantors, the Designated Borrowers, the Lenders party thereto and the Agent, the Lenders extended and agreed to extend credit to the Borrowers. Capitalized terms used herein which are not otherwise defined shall have the meanings given them in the Credit Agreement.

B. The Company has notified the Lenders that, pursuant to Asset Purchase and Sale Agreements dated as of April, 2015 (the “Bromacil APSAs”) by and between E. I. Du Pont De Nemours and Company (together with its applicable Affiliates, the “Seller”) and AMVAC Netherlands, AMVAC Netherlands (together with its applicable Affiliates, the “Buyer”) intends to acquire the Non-Singapore Purchased Assets and the Singapore Purchased Assets (as such terms are defined in the Bromacil APSAs) in a Permitted Acquisition (the “Bromacil Acquisition”).

C. To pay a portion of the consideration for the Bromacil Acquisition, the Company has notified the Lenders that the Buyer intends to issue evidence of unsecured Indebtedness in a principal amount of $10,000,000 due one year from the date of issuance bearing interest, payable quarterly, at a rate per annum equal to 4.00% (the “Seller Note”).

D. In connection with the Bromacil Acquisition , the Company has requested the Lenders to (i) waive, solely for the period from the date of this Amendment until one Business Day prior to the closing of the Bromacil Acquisition, the requirement that the Company deliver to Agent at least 15 days prior to such Acquisition a Compliance Certificate prepared on a Pro Forma Basis and projections evidencing compliance with the Credit Agreement as provided in clause (f) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement (the “Specified Requirement”) and (ii) amend certain terms of the Credit Agreement as further provided in this Amendment.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Waiver. Subject to the occurrence of the Amendment Effective Date, the Required Lenders hereby waive the Specified Requirement solely with respect to the Bromacil Acquisition; provided, that this waiver shall terminate unless the Company delivers to Agent on a date prior to the Bromacil Acquisition acceptable to Agent in its sole discretion a Compliance Certificate prepared on a Pro Forma Basis and projections, each in form and substance satisfactory to Agent, demonstrating that, after giving effect to such Acquisition and this Amendment, no Event of Default will have occurred or is reasonably expected to occur. Except for the specific waiver set forth in this Section, nothing contained herein shall be deemed to constitute a waiver of (a) any rights or remedies Agent or any Lender may have under the Credit Agreement or any other Loan Document or under any Law or (b) the Loan Parties’ obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Loan Documents not specifically waived. The specific waiver set forth herein is effective only with respect to the Specified Requirement and shall not obligate the Lenders to waive any other term or condition in the Credit Agreement or any other Loan Document.

2. Amendments.

(i) New definitions of “Consolidated Current Assets,” “Consolidated Current Liabilities” and “Modified Consolidated Current Ratio” are added to Section 1.01 of the Credit Agreement in correct alphabetical order, each to read as follows:

“Consolidated Current Assets” means, as of any date, the aggregate amount of all assets of American Vanguard and its Subsidiaries, determined on a consolidated basis, which would be properly classified as current assets in accordance with GAAP.

“Consolidated Current Liabilities” means, as of any date, the aggregate amount of all liabilities of American Vanguard and its Subsidiaries, determined on a consolidated basis, which would be properly classified as current liabilities in accordance with GAAP.

“Modified Consolidated Current Ratio” means, as of any date of determination, the ratio of (a) Consolidated Current Assets as of such date to (b) Consolidated Current Liabilities as of such date plus, to the extent not included in Consolidated Current Liabilities, Total Outstandings under this Agreement.

(ii) Clause (e) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

(e) The Consolidated Funded Debt Ratio, after giving effect to the Acquisition, will not exceed (i) solely for purposes of the Acquisitions contemplated by the Asset Purchase and Sale Agreements dated as of April, 2015 by and between E. I. Du Pont De Nemours and Company and AMVAC Netherlands, 3.25 to 1.00 and (ii) in all other cases 3.00 to 1.00, in each case determined on a Pro Forma Basis.

(iii) Section 8.08(a) of the Credit Agreement is amended and restated in its entirety and a new Section 8.08(c) is added immediately after Section 8.08(b), each to read as follows:

(a) Permit the Consolidated Funded Debt Ratio as of the end of any fiscal quarter, commencing March 31, 2015, to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal quarter ending:	Maximum Consolidated Funded Debt Ratio
March 31, 2015 through December 31, 2015	3.50 to 1.00
March 31, 2016 and each fiscal quarter thereafter	3.25 to 1.00

(c) Permit the Modified Consolidated Current Ratio as of the end of any fiscal quarter, commencing March 31, 2015, to be less than 1.20 to 1.00.

(iv) The form of Compliance Certificate appearing as Exhibit D to the Credit Agreement is amended and restated in its entirety to read as set forth on Exhibit D to this Amendment.

3. Conditions Precedent to Effectiveness. This Amendment shall be effective as of the date (the “Amendment Effective Date”) when the Agent determines that the following conditions have been satisfied:

(a) the Agent shall have executed and received executed counterparts of this Amendment from each of the Loan Parties and the Required Lenders, by original or electronic transmission (promptly followed by originals), each in form and substance satisfactory to the Agent;

(b) all acts and conditions required to be done and performed and to have happened precedent to the execution, delivery and performance of this Amendment and to constitute the same a legal, valid and binding obligation of the parties, enforceable in accordance with its terms shall have been done and performed and shall have happened in due and strict compliance with all applicable laws;

(c) all documentation shall be reasonably satisfactory in form and substance to the Agent and its counsel;

(d) any upfront and other fees or expenses, including, without limitation, fees and expenses of counsel, required to be paid on or before the Amendment Effective Date shall have been paid, and

(e) there shall not have occurred and be continuing a Default or Event of Default.

4. Miscellaneous Provisions.

(a) Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and each Lender that each of the representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement and in any other Loan Document shall be true and correct in all material respects on and as of the Amendment Effective Date and after giving effect to the Bromacil Acquisition, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. The Company further represents, warrants and covenants for the benefit of the Agent and each Lender that the Recitals to this Amendment are true and correct in all material respects and that, without the prior written consent of the Required Lenders, no portion of the principal amount payable under the Seller Note shall be paid or payable prior to one year from the date of execution.

(b) Ratification. The Credit Agreement and each of the other Loan Documents, as amended hereby, is hereby ratified and remains in full force and effect.

(c) Entire Agreement. This Amendment embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to choice of law rules.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

AMVAC CHEMICAL CORPORATION, as the Company

By:
Name:
Title:

AMERICAN VANGUARD CORPORATION, as a Guarantor

By:
Name:
Title:

GEMCHEM, INC., as a Guarantor

By:
Name:
Title:

2110 DAVIE CORPORATION, as a Guarantor

By:
Name:
Title:

AVD INTERNATIONAL LLC, as a Guarantor

By:
Name:
Title:

AMVAC NETHERLANDS B.V., as a Designated Borrower and as a Guarantor

Name: A.P.M. de Jong
Title: Managing Director

AMVAC C.V., as a Designated Borrower and as a Guarantor

By: AMVAC Chemical Corporation, General Partner

By:
Name:
Title:

BANK OF THE WEST, as Agent

By:
Name:
Title:

BANK OF THE WEST, as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

BMO HARRIS FINANCING, INC., as Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Lender

By:
Name:
Title:

MUFG UNION BANK, N.A., as Lender

By:
Name:
Title:

AGSTAR FINANCIAL SERVICES, PCA, as Lender

By:
Name:
Title:

GREENSTONE FARM CREDIT SERVICES, ACA, FLCA as Lender

By:
Name:
Title:

CERTIFICATE OF AUTHORIZED OFFICER

The undersigned hereby certifies to the Agent that (1) each of the Loan Parties has previously delivered to the Agent a true, correct and complete copy of its Organization Documents (collectively, the “Delivered Organization Documents”), (2) since such delivery, there has been no change in the Delivered Organization Documents except for those changes attached, and no such document has been repealed, revoked, rescinded or amended in any respect, and each remains in full force and effect, (3) each of the Loan Parties remains in good standing in the jurisdiction of its organization, (4) the resolutions (the “Delivered Resolutions”) previously delivered to the Agent by the Loan Parties authorize the execution, delivery and performance of the foregoing Amendment, (5) the Delivered Resolutions authorize the Person(s) holding the office(s) indicated above or, if none, the office(s) held by the Person(s) executing the foregoing (the “Authorized Executing Office”) to execute the foregoing on behalf of the respective Loan Parties, (6) each Person executing the foregoing Amendment on behalf of a Loan Party has been duly elected and now holds the Authorized Executing Office set forth below his(her) name, and the signature set forth above is his(her) true signature, (7) the undersigned is authorized to deliver this Certificate on behalf of each of the Loan Parties, and (8) the Agent may conclusively rely on this Certificate unless and until superseding documents shall be delivered to the Agent.

Type/Print Name:

Certificate of Authorized Officer

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:	Bank of the West, as Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of June 17, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among AMVAC Chemical Corporation, a California corporation (the “Company”), the Designated Borrowers from time to time party thereto, the other Loan Parties and Lenders from time to time party thereto, and Bank of the West, as Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                   of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of American Vanguard ended, as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of American Vanguard and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of American Vanguard and its Subsidiaries during the accounting period covered by such financial statements.

3. A review of the activities of American Vanguard and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each of the Borrowers performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period each of the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

Form of Compliance Certificate

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of (i) the Loan Parties contained in Article VI of the Agreement and (ii) each Loan Party contained in each other Loan Documents or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.01 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,             .

AMVAC CHEMICAL CORPORATION

By:
Name:
Title:

Form of Compliance Certificate

SCHEDULE 1

to the Compliance Certificate

[attach financial statements]

Schedule 1 to Form of Compliance Certificate

SCHEDULE 2

to the Compliance Certificate

For the Quarter/Year ended                                                       (“Statement Date”)

($ in 000’s)
I.	Section 8.08(a) — Consolidated Funded Debt Ratio

	A.	Consolidated Funded Indebtedness (incl. Letters of Credit, Capitalized Leases, Amounts Outstanding Under Product Acquisition Agreements, etc.)

		1.	Consolidated Funded Indebtedness:	$

	B.	Consolidated EBITDA for the four fiscal quarters just ended:

		1.	Consolidated Net Income:	$
		2.	Consolidated Interest Expense:	$
		3.	Provision for taxes:	$
		4.	Depreciation and amortization:	$
		5.	Nonrecurring non-cash charges and up to $5,000,000 in related cash charges subject to consent of Agent:	$
		6.	Losses (gains) on the sale of fixed assets:	$
		7.	Non-cash stock based compensation expenses:	$
		8.	Extraordinary losses (gains):	$
		9.	Losses (gains) from Dispositions of assets and discontinued operations outside of the ordinary course of business:	$
		10.	EBITDA subject to consent of Agent related to Acquisitions pursuant to Permitted Acquisitions under the Credit Agreement	$
		11.	Consolidated EBITDA (Sum of 1+2+3+4+5+/-6+7+/-8+/-9+10):	$

	C.	Consolidated Funded Debt Ratio (Ratio of 1.A.1 to 1.B.11):

Not to exceed	3.50 to 1.00 from March 31, 2015 through December 31, 2015
Not to exceed	3.25 to 1.00 from March 31, 2016 and thereafter

Applicable Rate
Pricing Level	Consolidated Funded Debt Ratio	Unused fee	Eurocurrency Rate +	Alternate Base Rate +
			Standby Letter of Credit Fees
			Daily One-Month LIBOR+
I	>3.00:1.00	0.35%	2.50%	1.50%
II	<3.00:1.00 but >2.50:1.00	0.30%	2.25%	1.25%
III	<2.50:1.00 but >2.00:1.00	0.25%	2.00%	1.00%
IV	<2.00:1.00 but >1.50:1.00	0.20%	1.75%	0.75%
V	<1.50:1.00	0.15%	1.50%	0.50%

Schedule 2 to Form of Compliance Certificate

Applicable Rate based on the most recently submitted Compliance Certificate:	Level

Applicable Rate based on current Compliance Certificate:	Level

II.	Section 8.08(b) — Consolidated Fixed Charge Coverage Ratio

	A.	Adjusted Consolidated EBITDA:

		1.	Consolidated EBITDA (I.B.11 above):	$__________
		2.	Unfinanced Capital Expenditures:	$__________
		3.	Taxes paid in Cash:	$__________
		4.	Distributions paid in cash:	$__________
		5.	Adjusted Consolidated EBITDA (Sum of 1-2-3-4):	$__________

	B.	Adjusted CPLTD:

		1.	Current Portion of Consolidated Funded Indebtedness:	$__________
		2.	Current Portion of Capital Lease Obligations:	$__________
		3.	Consolidated Interest Expenses:	$__________
		4.	Current Portion of Amounts Outstanding under Product Acquisition Agreements	$__________
		5.	Deferred Short-Term Earn Out Amounts:	$__________
		6.	Adjusted CPLTD (Sum of 1+2+3+4+5):	$__________

	C.	Ratio of II.A.5 to 11.B.6:

Not to be less than 1.25 to 1.00.

III.	Section 8.08(c) — Modified Consolidated Current Ratio

	A.	Consolidated Current Assets:		$

	B.	Modified Current Liabilities:

		1.	Consolidated Current Liabilities:	$__________
		2.	Total Outstandings:	$__________
		3.	Modified Current Liabilities (Sum of 1+ 2):	$__________

	C.	Modified Consolidated Current Ratio:		__________

Not to be less than 1.20 to 1.00.

IV.	Section 8.09 — Capital Expenditures

	A.	Capital Expenditures fiscal year to date:		$__________

Not to exceed $30,000,000 in any fiscal year plus not more than $10,000,000 carried over from the immediately preceding fiscal year.

Schedule 2 to Form of Compliance Certificate

	B.	Carried Over Capital Expenditures from prior fiscal year:	$__________

V.	Section 7.14 — Material Subsidiaries

	A.	5% of consolidated net assets of American Vanguard:	$__________

	B.	Consolidated net assets of Subsidiaries who were not Guarantors or Material Subsidiaries as of the end of the immediately preceding fiscal quarter:	$__________

	C.	If B is greater than A, identity of Subsidiary (Subsidiaries) whose net assets increased (or which was acquired or created) and caused such excess:	__________

	D.	10% of consolidated gross revenues of American Vanguard for 4 fiscal quarters most recently ended:	$__________

	E.	Consolidated gross revenues of Subsidiaries who were not Guarantors for the 4 fiscal quarters most recently ended.	$__________

	F.	If D is greater than E, identity of Subsidiary (Subsidiaries) whose gross revenues increased (or which was acquired or created) and caused such excess.	__________

	G.	Subsidiary(ies) included in C and F that are not Guarantors:	__________

	H.	Identity of any Subsidiary acquiring Equity Interests in Designated Borrower or Material Subsidiary during most recent fiscal quarter:	__________

Domestic Subsidiaries included in Line G are Material Domestic Subsidiaries. Material Domestic Subsidiaries and Domestic Subsidiaries holding Equity Interests in Material Subsidiaries (Line H) are required to be Affiliate Domestic Guarantors.

Foreign Subsidiaries included in Line G are Material Foreign Subsidiaries. Material Foreign Subsidiaries and Foreign Subsidiaries holding Equity Interests in Material Subsidiaries (Line H) are required to be Affiliate Foreign Guarantors.

VI.	Section 8.05 – Investments

	A.	Consolidated outstanding Investments of American Vanguard in Foreign Wholly-Owned Subsidiaries:	$_________

When aggregated with $20 Million in Investments in Dutch Borrowers not to exceed $70 Million.

	B.	Consolidated outstanding Investments of American Vanguard in Joint Ventures and other Investments:	$__________

Such Investments made after Closing Date not to exceed $20 Million.

VII.	Section 8.16 – Distributions

	A.	Consolidated Net Income for 4 quarters ending with quarter prior to current quarter:	$__________

Schedule 2 to Form of Compliance Certificate

B.	If current quarter is the last quarter of 2014 or first quarter of 2015, cash dividends paid during third quarter of 2014:

C.	Dividends declared in current quarter for payment in subsequent quarter (if such fiscal quarter is last quarter of 2014 or first quarter of 2015, not to exceed the greater of VII.B or amount permitted by VII.F):	$__________

D.	Cash dividends paid in current fiscal quarter and in two prior fiscal quarters:	$__________

E.	Sum of VII.C. plus VII.D. (not to exceed VII.A. unless current fiscal quarter is last quarter of 2014 or first quarter of 2015):	$__________

Cash dividends declared in any fiscal quarter and paid in subsequent fiscal quarter not to exceed, when aggregated with cash dividends paid or payable during the fiscal quarter in which such cash dividend is declared and cash dividends paid during the two fiscal quarters prior to the quarter in which such declaration is paid, Consolidated Net Income for the four fiscal quarters ending immediately prior to the fiscal quarter in which such cash dividends are declared; provided, however, that cash dividends declared in each of the fourth fiscal quarter of 2014 and the first fiscal quarter of 2015 (and payable in the first and second fiscal quarters of 2015, respectively) shall not exceed the greater of (i) the amount otherwise provided in this subsection (c) and (ii) the cash dividends paid in the fiscal quarter ending September 30, 2014.

Schedule 2 to Form of Compliance Certificate